                                                                   EXHIBIT 99.a6

                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY  QUANTITATIVE  EQUITY FUNDS, INC., a Maryland  corporation
whose  principal  Maryland  office  is  located  in  Baltimore,   Maryland  (the
"Corporation"),  hereby  certifies to the State  Department of  Assessments  and
Taxation of Maryland that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of Directors of the  Corporation has (i) established one new series of shares titled  International  Core Fund and (ii) increased in some cases and  decreased  in some  cases the  number of shares of  capital  stock of certain series that the  Corporation  has authority to issue in accordance  with
Section 2-105(c) of the Maryland General Corporation Law (the "Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority  to issue  Three  Billion  (3,000,000,000)  shares of  capital  stock.
Following the  Reallocation,  the  Corporation  has the authority to issue Three
Billion (3,000,000,000) shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all  shares of stock that the  Corporation  was  authorized  to issue was Thirty
Million  Dollars  ($30,000,000).  After giving effect to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

     SIXTH: Immediately prior to the Reallocation,  the nine (9) Series of stock of the  Corporation and the number of shares and aggregate par value of each was as follows:

SERIES                           NUMBER OF SHARES         AGGREGATE PAR VALUE
------                           ----------------         -------------------
Global Gold Fund                   260,000,000               $ 2,600,000
Income & Growth Fund               680,000,000               $ 6,800,000
Equity Growth Fund                 470,000,000               $ 4,700,000
Utilities Fund                     110,000,000               $ 1,100,000
Disciplined Growth Fund            220,000,000               $ 2,200,000
Long-Short Equity Fund             250,000,000               $ 2,500,000
Small Company Fund                 810,000,000               $ 8,100,000
NT Equity Growth Fund              100,000,000               $ 1,000,000
NT Small Company Fund              100,000,000               $ 1,000,000

The par  value of each  share of stock in each  Series is One Cent  ($0.01)  per share.

     SEVENTH:  Immediately  prior to the  Reallocation,  the  number  of  shares allocated  among  the duly  established  classes  of  shares  (each  hereinafter referred  to as a  "Class")  of the nine (9) Series of stock and  aggregate  par value of each class was as follows:

                                             NUMBER OF SHARES      AGGREGATE
 SERIES NAME                CLASS NAME       AS ALLOCATED          PAR VALUE
 -----------                ----------       ----------------      ----------
Global Gold Fund            Investor             250,000,000       $2,500,000
                            Advisor               10,000,000          100,000

Income & Growth Fund        Investor             400,000,000       $4,000,000
                            Institutional         60,000,000          600,000
                            Advisor              200,000,000        2,000,000
                            C                     10,000,000          100,000
                            R                     10,000,000          100,000

Equity Growth Fund          Investor             300,000,000       $3,000,000
                            Institutional        100,000,000        1,000,000
                            Advisor               50,000,000          500,000
                            C                     10,000,000          100,000
                            R                     10,000,000          100,000

Utilities Fund              Investor             100,000,000       $1,000,000
                            Advisor               10,000,000          100,000

Disciplined Growth Fund     Investor             100,000,000       $1,000,000
                            Institutional         50,000,000          500,000
                            Advisor               60,000,000          600,000
                            R                     10,000,000          100,000

Long-Short Equity Fund      Investor             100,000,000       $1,000,000
                            Institutional         50,000,000          500,000
                            Advisor               60,000,000          600,000
                            R                     10,000,000          100,000
                            A                     10,000,000          100,000
                            B                     10,000,000          100,000
                            C                     10,000,000          100,000

Small Company Fund          Investor             400,000,000       $4,000,000
                            Institutional        200,000,000        2,000,000
                            Advisor              200,000,000        2,000,000
                            R                     10,000,000          100,000

NT Equity Growth Fund      Institutional         100,000,000       $1,000,000

NT Small Company Fund      Institutional         100,000,000       $1,000,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors of the  Corporation  has  allocated  Three
Billion  (3,000,000,000)  shares of the Three Billion  (3,000,000,000) shares of authorized  capital stock of the Corporation  among the ten (10) Series of stock of the Corporation as follows:

                                       2

                                                                 AGGREGATE
SERIES                          NUMBER OF SHARES                 PAR VALUE
------                          ----------------                -----------
Global Gold Fund                   260,000,000                  $ 2,600,000
Income & Growth Fund               680,000,000                  $ 6,800,000
Equity Growth Fund                 470,000,000                  $ 4,700,000
Utilities Fund                     110,000,000                  $ 1,100,000
Disciplined Growth Fund            130,000,000                  $ 1,300,000
Long-Short Equity Fund             250,000,000                  $ 2,500,000
Small Company Fund                 810,000,000                  $ 8,100,000
NT Equity Growth Fund               50,000,000                  $   500,000
NT Small Company Fund              500,000,000                  $   500,000
International Core Fund            190,000,000                  $ 1,900,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established Classes for each Series of the capital stock of the Corporation and (b) has allocated shares  designated to each Series in Article EIGHTH above among the Classes of shares.  As a result of the  Reallocation,  the Classes of shares of the ten (10) Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

                                             NUMBER OF SHARES      AGGREGATE
 SERIES NAME                CLASS NAME       AS ALLOCATED          PAR VALUE
 -----------                ----------       ----------------      ----------
Global Gold Fund            Investor             250,000,000       $2,500,000
                            Advisor               10,000,000          100,000

Income & Growth Fund        Investor             400,000,000       $4,000,000
                            Institutional         60,000,000          600,000
                            Advisor              200,000,000        2,000,000
                            C                     10,000,000          100,000
                            R                     10,000,000          100,000

Equity Growth Fund          Investor             300,000,000       $3,000,000
                            Institutional        100,000,000        1,000,000
                            Advisor               50,000,000          500,000
                            C                     10,000,000          100,000
                            R                     10,000,000          100,000

Utilities Fund              Investor             100,000,000       $1,000,000
                            Advisor               10,000,000          100,000

Disciplined Growth Fund     Investor             100,000,000       $1,000,000
                            Institutional         10,000,000          100,000
                            Advisor               10,000,000          100,000
                            R                     10,000,000          100,000

                                       3

                                             NUMBER OF SHARES      AGGREGATE
 SERIES NAME                CLASS NAME       AS ALLOCATED          PAR VALUE
 -----------                ----------       ----------------      ----------

Long-Short Equity Fund      Investor            100,000,000        $1,000,000
                            Institutional        50,000,000           500,000
                            Advisor              60,000,000           600,000
                            R                    10,000,000           100,000
                            A                    10,000,000           100,000
                            B                    10,000,000           100,000
                            C                    10,000,000           100,000

Small Company Fund          Investor            400,000,000        $4,000,000
                            Institutional       200,000,000         2,000,000
                            Advisor             200,000,000         2,000,000
                            R                    10,000,000           100,000

NT Equity Growth Fund       Institutional        50,000,000          $500,000

NT Small Company Fund       Institutional        50,000,000          $500,000

International Core Fund     Investor            100,000,000        $1,000,000
                            Institutional        50,000,000           500,000
                            A                    10,000,000           100,000
                            B                    10,000,000           100,000
                            C                    10,000,000           100,000
                            R                    10,000,000           100,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the Series and Classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

                                       4

     IN WITNESS WHEREOF,  AMERICAN CENTURY  QUANTITATIVE  EQUITY FUNDS, INC. has
caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its  behalf  by its  Vice  President  and  attested  to by its  Assistant
Secretary on this 25th day of August, 2006.

                                         AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

ATTEST:

/s/ Otis H. Cowan III                    By: /s/ David H. Reinmiller
----------------------------------------     --------------------------------------
Name:   Otis H. Cowan III                    Name:   David H. Reinmiller
Title:  Assistant Secretary                  Title:  Vice President

     THE  UNDERSIGNED  Vice President of AMERICAN  CENTURY  QUANTITATIVE  EQUITY
FUNDS,  INC., who executed on behalf of said Corporation the foregoing  Articles
Supplementary to the Charter,  of which this certificate is made a part,  hereby acknowledges,  in the name of and on behalf of said  Corporation,  the foregoing
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  August 25, 2006                      /s/ David H. Reinmiller
                                             --------------------------------------
                                             David H. Reinmiller, Vice President